UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2005

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

 On March 18, 2005, M/I Homes, Inc. issued a press release announcing the pricing of its offering of $150 million in aggregate principal amount of its 6.875% Senior Notes due 2012 in a private placement pursuant to a Purchase Agreement, dated as of March 17, 2005, among M/I Homes, Inc., and the initial purchasers of the notes.  The notes were priced at 99.314% of their face value to yield 7.00%. The notes will be sold only to qualified institutional buyers in the United States under Rule 144A under the Securities Act of 1933 and certain investors under Regulation S of the Securities Act. The offering is expected to close on or about March 24, 2005, subject to the satisfaction of customary closing conditions.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Documents
99.1	Press release dated March 18, 2005 relating to the pricing of Senior Notes Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2005

M/I Homes, Inc.

By:	/s/ Phillip G. Creek
Phillip G. Creek
Senior Vice President, Chief Financial Officer and Director
(Principal Financial Officer)

Index to Exhibits

Exhibit No.	Description of Documents
99.1	Press release dated March 18, 2005 relating to the pricing of Senior Notes Offering